UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     March 16, 2005

ValueClick Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4353 Park Terrace Dr, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		818-575-4500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On March 16, 2005, ValueClick, Inc., a Delaware corporation (the “Company”) filed a notification of late filing on Form 12b-25 relating to its Form 10-K for the year ended December 31, 2004 (the “Form 10-K”), whereby the Company obtained a fifteen day extension, from March 16 to March 31, 2005, for filing its Form 10-K. The Company will not be able to file its Form 10-K by March 16, 2005 without unreasonable effort or expense, primarily as a result of delays in completing management’s assessment of the effectiveness of the registrant’s internal controls over financial reporting, as required under Section 404 of the Sarbanes Oxley Act of 2002. These delays have also caused delays in completing the preparation of the registrant’s financial statements for the year ended December 31, 2004.

The Company continues to dedicate significant resources to the preparation of the financial statements, internal control testing and reporting, and the 2004 Annual Report. The Company currently anticipates filing the 2004 Annual Report on or before the extended deadline of March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

Date:	March 16, 2005	/s/ Samuel J. Paisley
Samuel J. Paisley, Chief Financial Officer